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                            SELLING DEALER AGREEMENT


         As the principal underwriter of the shares of First Funds, we, ALPS Distributors, Inc. agree to sell to you, [_______________________], shares of each Class of First Funds purchased by us as principal from the Portfolios for resale by you as principal upon the following terms and conditions:

1. As used herein the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

         (a) "Funds" shall mean the open-end investment companies, series, or (in the case of companies or series offering multiple classes of shares) classes of one or more of the foregoing, the shares of which from time to time shall be offered by us as principal underwriter to you hereunder and which are designated by us as such by telephonic or written notice to you. This Agreement shall apply only to such companies, series or classes so designated and offered by us to you from time to time and only such companies, series or classes shall be considered to be Funds hereunder. Until further notice in writing from us to you, such Funds are the following series of First Funds: U.S. Government Money Market Portfolio, Municipal Money Market Portfolio, Cash Reserve Portfolio, Growth & Income Portfolio, Capital Appreciation Portfolio, Bond Portfolio, Intermediate Bond Portfolio, and Tennessee Tax-Free Portfolio.

         (b)      "Portfolio" shall mean any one of the Funds.

         (c) "Prospectus" shall mean a Portfolio's prospectus, statement of additional information, any supplements thereto current at the time of any action described herein.

2.       (a)      In all resales to the public of shares of the Portfolios sold to you by us, (i) you shall sell at the applicable public offering price giving effect to cumulative or quantity discounts or other purchase programs, plans or services described in the Prospectus of the Portfolio or class thereof whose shares are being resold and you shall transmit payment for such shares in accordance with paragraph 3(a) below; (ii) you shall act as dealer; and (iii) your discount, if any, with respect to the resale shall be as set forth in the applicable schedule of discounts issued by us and in effect at the time of the sale by us to you of such shares or as set forth in the Prospectus. Such discount schedules are subject to change or discontinuance by us or the Portfolios from time to time as set forth in paragraph 7 below.

         (b) In the case of a Portfolio or class thereof which has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), we may elect from time to time to make payments to you as provided under such Plan. In the case of a Portfolio or class thereof that has no currently effective Plan, we may, to the extent permitted by applicable law, elect to make payments to you from our own funds. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by us and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by us from time to time and shall be in effect with respect to a Portfolio which has a Plan only so long as such Portfolio's Plan remains in effect.

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         (c)      In the event that Article III, Section 26 of the NASD Rules of
Fair Practice preclude any Portfolio or class thereof from imposing, or us from receiving, a sales charge (as defined in that Section) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Portfolio or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Portfolio or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Portfolio extends to us.

3.       (a)      The placing of orders with us shall be governed by
instructions which we shall issue from time to time. Payment for shares ordered from us shall be made in accordance with such instructions in New York Clearing House funds received by us within three business days (as defined in each Portfolio's Prospectus) after our acceptance of the order. If such payment is not received by us, we reserve the right, without notice forthwith, to cancel the sale, or, at our option, to sell the shares ordered back to the issuing Portfolio, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us as a result of your failure to make payment as aforesaid.

         (b) A purchase, transfer, redemption, repurchase or sale (each hereinafter a "Transaction") of Portfolio shares shall be evidenced by a confirmation statement transmitted to you. Any Transaction in Portfolio shares, shall be effected and evidenced by book-entry on the records maintained by the transfer agent of the Funds.

         (c) You appoint the transfer agent for each Portfolio as your agent to execute customers' Transactions in Portfolio shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such Transaction to your customers on your behalf, and at the time of the Transaction you guarantee the legal capacity of your customers so transacting in such shares and any co-owners of such shares.

         (d) You may instruct the Portfolios' transfer agent to register shares purchased in your name and account as nominee for your customers, in which event all Prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, we, the Portfolios' transfer agent, or the Portfolios shall be responsible for the reasonable costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you are holding such shares. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

4. Upon request, we will furnish you a reasonable number of copies of the Prospectus of each of the Portfolios and the printed information referred to in paragraph 6 below issued as supplements thereto.

5.       (a)      You represent that you are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Fair Practice. You further agree to comply with all applicable state

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and federal laws and rules and regulations of regulatory agencies having jurisdiction. Reference is hereby specifically made to Section 26, Article III, of the Rules of Fair Practice of the NASD, which is incorporated herein as if set forth in full. The termination of your membership in the NASD or any breach of said Section 26 will immediately and automatically terminate this Agreement.

         (b) We shall not purchase Portfolio shares from a Portfolio except for the purpose of covering purchase orders already received by us, and you shall not purchase Portfolio shares from us other than for investment except for the purpose of covering purchase orders already received by you.

         (c) You shall not withhold placing customers' orders for Portfolio shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in a Portfolio's net asset value per share from that used in determining the offering price to your customers.

         (d) We shall not accept a conditional order for Portfolio shares on any basis other than at a definite specified price.

         (e) If, within seven business days after confirmation by us of your original purchase order for shares of a Portfolio, such shares are repurchased by the issuing Portfolio or by us for the account of such Portfolio or are tendered for redemption by the customer, (i) you shall forthwith refund to us the full discount retained by you on the original sale pursuant to paragraph 2(a) and any distribution and service payments made to you pursuant to paragraph 2(b) above, and (ii) we shall forthwith pay to such Portfolio our share of the sales charge on the original sale by us and shall also pay such Portfolio the refund received under clause (i) when we receive it. You shall refund to the Portfolio immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to redeemed or repurchased Portfolio shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of such repurchase or redemption. Delivery to the Portfolio's transfer agent is delivery to the Portfolio.

         (f) In the event any adjustment in the discount retained by you on any sale under paragraph 2(a), or in the distribution and service payments made to you under paragraph 2(b) shall result in an overpayment by us of such discount or payment, you shall forthwith remit such overpayment. The term "adjustment" as used in the preceding sentence shall not include any changes in amounts paid to, retained by, or due you caused by a change in or discontinuance of such discounts or distribution and service payments (as provided under paragraphs 2(a), 2(b) and 7) prior to the effective date of such change or discontinuance of the discount or distribution and service payment. You acknowledge that the foregoing shall in no way limit our right to change or discontinue such discounts or distribution and service payment as provided in paragraphs 2 and 7 hereof, and that, after the effective date of a change in or discontinuance by us of the discount schedules or of the distribution and service payments or termination of any Plan, discounts retained by you under paragraph 2(a) or amounts paid under 2(b) shall be in amounts and made in accordance with such change, discontinuation or termination.

         (g) Neither we nor you shall, as principal, purchase Portfolio shares from a record holder at a price lower than the bid price next quoted by or for the issuing Portfolio.

         (h) Nothing in this Agreement shall prevent you from selling Portfolio shares for the account of a beneficial owner to us or the issuing Portfolio and charging the beneficial owner a

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reasonable charge for handling the transaction, provided that you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.

6.       (a)      In all sales of Portfolio shares to the public you shall act as a dealer for your own account and in no transaction shall you have any authority to act or hold yourself out as agent for us, or any Portfolio, and nothing in this Agreement including the use of the words "discount" or "payment," shall cause you to be our partner, employee, or agent or give you any authority to act for us or for any Portfolio. Neither we nor any Portfolio shall be liable for any of your acts or obligations as a dealer under this Agreement.

         (b) No person is authorized to make any representations concerning Portfolio shares except those contained in such Portfolio's Prospectus, and in buying shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the Prospectus. We or the Portfolio shall bear the expense of qualifying Portfolio shares under the securities laws of the various states. Any printed information which we shall furnish you (other than the Portfolios' Prospectuses, periodic reports and supplemental information) is our sole responsibility and not the responsibility of the respective Portfolios. You agree that the Portfolios shall have no liability or responsibility to you with respect to any such printed information. No sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Portfolio shares, other than such printed information, shall be used by you in connection with the offer or sale of Portfolio shares without obtaining our prior written approval. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR BROKER/DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

         (c) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You will not offer shares of any Portfolio for sale unless such shares are duly registered under the applicable state and federal statutes and the rules and regulations thereunder.

7. All orders are subject to acceptance or rejection by us. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Portfolio shares, in whole or in part, or to make a limited offering of Portfolio shares. Either of us may cancel this Agreement upon telephonic or written notice to the other. Upon telephonic or written notice to you, we may also change, or amend any provision of this Agreement. Upon telephonic or written notice to you, we or any Portfolio may change, amend or discontinue any schedule or schedules of discounts or distribution and service payments issued by us from time to time and may issue a new or replacement schedule or schedules of discounts or distribution and service payments from time to time. You hereby agree that you shall have no vested interest in any type, amount or rate of discount or distribution and service payment and that you shall have no claim against us or any Portfolio by virtue of any change or diminution in the rate or amount of, or discontinuance of, any discount or distribution and service payment in connection with the shares of any Portfolio.

8. You agree, in connection with Portfolios that offer multiple classes of Shares, to disclose to investors that are eligible to purchase the other class(es) of such Portfolio (as set forth in the applicable Prospectus) the availability of such other class(es). You and we each further agree to waive or accept reduced payments pursuant to any Plan from each Portfolio that is a money market

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fund within the meaning of Rule 2a-7 under the Investment Company Act of 1940
(or from any class thereof) to the extent necessary to assure that such Portfolio and each class thereof maintains a constant $1.00 net asset value per share.

9. You hereby certify that: (a) you understand that pursuant to various U.S. regulations, you are required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"); (b) you have developed, implemented, and will maintain such an anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; and (c) you will notify us, in writing, if you are found, by your Compliance Officer, independent anti-money laundering auditor, or any state, federal, or self-regulatory agency, to be in violation of the USA Patriot Act, any regulation implementing the USA Patriot Act, or your anti-money laundering program.

10. Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence.

11. In the event of a dispute, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado in accordance with the commercial rules then in effect at the NASD. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties; such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

12. All communications to us should be sent to our address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall become binding upon receipt by us in Denver, Colorado of a counterpart hereof duly accepted and signed by you. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

13. The Agent will provide the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to its Board of Trustees concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.

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14.      This Agreement supersedes and cancels all previous agreements between us, whether oral or written.

                                           Very truly yours,

Dated as of:                               ALPS DISTRIBUTORS, INC.
            ---------------------

                                           By:
                                               -----------------------

                                           ---------------------------
                                           Signature

                                           Its:
                                                ----------------------
ACCEPTED AND AGREED:


---------------------------------
        Firm

By:
    -----------------------------
        Authorized Representative


---------------------------------
Signature

Address:
         ------------------------

---------------------------------

---------------------------------

NSCC Dealer #                              Fax Number:
             -------------------------                 -------------------------

NSCC Dealer Alpha Code                     Date:
                       ---------------           ------------------------

NSCC Clearing #                            Mutual Fund Coordinator/Primary
                ----------------------     Contact:
Phone Number:
              ------------------------     -------------------------------------

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                         SELLING AGREEMENT FEE SCHEDULE
                        FOR SALES OF CLASS C AND B SHARES
           PURSUANT TO PARAGRAPH 2(b) OF THE SELLING DEALER AGREEMENT

In consideration of sales of Class C and B shares of the Portfolios of First Funds (the Trust), under the terms and conditions of Paragraph 2(b) of the Selling Dealer Agreement, the following schedule for the payment of fees shall apply:

                                                                               DEALER COMPENSATION
NAME OF PORTFOLIO                                      MONTH PAYMENT         CONTRACTUAL       CURRENT
                                                       BEGINS                RATE              CHARGE
-------------------------------------------------------------------------------------------------------
 CLASS C

         U.S. GOVERNMENT MONEY MARKET PORTFOLIO        Month 1               .45%              .25%
         MUNICIPAL MONEY MARKET PORTFOLIO              Month 1               .45%              .25%
         CASH RESERVE PORTFOLIO                        Month 1               .45%              .25%
         BOND PORTFOLIO                                Month 17              .75%              .50%
         GROWTH & INCOME PORTFOLIO                     Month 13              .75%              .75%
         TENNESSEE TAX-FREE PORTFOLIO                  Month 25              .75%              .50%
         INTERMEDIATE BOND PORTFOLIO                   Month 17              .75%              .50%
         CAPITAL APPRECIATION PORTFOLIO                Month 13              .75%              .75%

         CLASS C SHARES ALSO PAY UP-FRONT COMMISSIONS OF 1% FOR THE BOND, GROWTH & INCOME, TENNESSEE TAX-FREE, INTERMEDIATE BOND, AND CAPITAL APPRECIATION PORTFOLIOS.

 CLASS B
         GROWTH & INCOME PORTFOLIO                     Month 13              .25%              .25%
         TENNESSEE TAX-FREE PORTFOLIO                  Month 13              .10%              .10%
         INTERMEDIATE BOND PORTFOLIO                   Month 13              .10%              .10%
         CAPITAL APPRECIATION PORTFOLIO                Month 13              .25%              .25%
         CASH RESERVE PORTFOLIO                        Month 13              .25%              .25%

         CLASS B SHARES ALSO PAY UP-FRONT COMMISSIONS OF 4.00%, 3.25%, 3.25%, 4.00% AND 4.00% FOR THE GROWTH & INCOME, TENNESSEE TAX-FREE, INTERMEDIATE BOND, CAPITAL APPRECIATION, AND CASH RESERVE PORTFOLIOS, RESPECTIVELY.

         ALPS Distributors, Inc. shall pay you a fee based on the monthly average daily net assets of Class C or B shares of each Portfolio that has commenced operations. Such fee shall be computed daily and paid monthly. The determination of daily net assets shall be made at the close of each business day throughout the month and computed in the manner specified in the portfolio's then-current Prospectus for the determination of the net asset value of shares of each Class, but shall exclude assets attributable to any other Class of the Portfolio.